Exhibit 5

MAYER, BROWN, ROWE & MAW

190 SOUTH LA SALLE STREET

CHICAGO, ILLINOIS 60603-3441

MAIN TELEPHONE
(312) 782-0600
MAIN FAX
(312) 701-7711

April 22, 2002

The Board of Trustees
Archstone-Smith Trust
9200 East Panorama Circle
Englewood, Colorado 80112

Gentlemen:

We have acted as special counsel to Archstone-Smith Trust, a Maryland real estate investment trust (“Archstone-Smith”), in connection with the registration of Common Shares of Beneficial Interest, par value $0.01 per share, and a corresponding number of preferred share purchase rights (the “Securities”) of Archstone-Smith which are to be issued pursuant to Archstone-Smith’s Dividend Reinvestment and Share Purchase Plan (the “Plan”) as described in Archstone-Smith’s Registration Statement on Form S-3 being filed with the Securities and Exchange Commission on the date hereof (as amended, the “Registration Statement”).

The Securities are to be issued under Archstone-Smith’s Amended and Restated Declaration of Trust (the “Declaration of Trust”), filed with the State Department of Assessments and Taxation of Maryland.

As special counsel to Archstone-Smith, we have examined originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the Plan, the Declaration of Trust, Archstone-Smith’s Bylaws, as amended and restated, resolutions of Archstone-Smith’s Board of Trustees and committees thereof (the “Board”) and such Archstone-Smith records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Archstone-Smith. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that the Securities have been duly authorized and, when and if delivered in the manner described in the Plan and the resolutions of the Board, will be legally issued, fully paid and nonassessable.

MAYER, BROWN, ROWE & MAW

The Board of Trustees
Archstone-Smith Trust
April 22, 2002

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

Ve	ry truly yours,

/S/	MAYER, BROWN, ROWE & MAW

Ma	yer, Brown, Rowe & Maw